EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2012 Third Quarter Financial Results

ELGIN, Ill., Oct. 17, 2012 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter and first three quarters of fiscal 2012 which ended September 8, 2012.

Third quarter highlights include:

  Sales increased 66.6%, to $62.1 million, compared to $37.2 million in the third quarter of fiscal 2011. For the first three quarters of fiscal 2012, sales increased 78.5% to $174.8 million, compared to $98.0 million in the first three quarters of fiscal 2011. This increase was due to organic growth in the Environmental Services segment and the ramp up of the Oil Business segment.

  Earnings per share (EPS) was $0.06 in the third quarter of fiscal 2012 compared to basic and diluted EPS of $0.04 in the third quarter of fiscal 2011. Earnings per share was $0.15 for the first three quarters of fiscal 2012, compared to basic and diluted EPS of $0.12 and $0.11, respectively, in the first three quarters of fiscal 2011.

  Our Environmental Services (ES) segment includes parts cleaning, containerized waste, and vacuum services. During the third quarter, ES sales increased $4.5 million, or 16.3% compared to the third quarter of fiscal 2011, primarily from organic growth. During the first three quarters of fiscal 2012, ES sales increased $13.3 million, or 16.4% when compared to the first three quarters of fiscal 2011.

  Same-branch sales for our ES segment increased 13.6% for the quarter, measured for the 66 branches that were in operation throughout both the third quarters of 2012 and 2011. For the first three quarters of fiscal 2012, same-branch sales increased 13.2%, measured for the 66 branches that were in operation for the first three quarters of both 2012 and 2011.

  Average sales per working day in our ES segment was approximately $555,000, compared to $475,000 in the third quarter of fiscal 2011 and compared to $545,000 in the second quarter of fiscal 2012.

  Our Oil Business (OB) segment includes used oil collection and re-refining activities. During the third quarter of fiscal 2012, OB sales increased $20.3 million, to $29.9 million from $9.6 million in the third quarter of fiscal 2011, reflecting sales from base oil from our used oil re-refinery in Indianapolis, which had only produced intermediate products and byproducts in the third quarter of fiscal 2011. During the first three quarters of fiscal 2012, OB sales increased $63.6 million, or 383.7%.

The Company's Founder, President and Chief Executive Officer, Joe Chalhoub, commented, "We are pleased with the ramp up of our Oil Business segment as we showed continued progress at our Indianapolis, Indiana re-refinery. During the quarter we fed 10.0 million gallons of used oil into the re-refinery and we increased our base oil production rate to 89% of nameplate capacity, up from 69% in the previous quarter. We continue to work through the logistical and operational challenges which are typical with a new re-refinery, but we are pleased with our overall progress."

Chalhoub added: "Our Environmental Services segment continues to show strong revenue growth and strong same-branch sales growth as well. All three of our main services in this segment provided double digit revenue growth compared to the prior year quarter."

Mark DeVita, Chief Financial Officer stated, "While we continue to grow our Oil Business revenue, our margins in this segment remain under pressure. From the second quarter to the third quarter there was a decrease of approximately $0.44 per gallon (10%) in the average spot market price for base oil, as established by major refiners. The decline in pricing negatively impacted our revenue and margin for the quarter. We also continued to experience high transportation costs and high used oil collection costs due to our large number of new oil collection routes. As we collect and process more used oil, we expect our margins in this segment to improve."

DeVita added: "Our Environmental Services segment produced strong revenue growth during the third quarter. Our operating margin in this segment improved from approximately 16% in the year earlier quarter to approximately 19% during the third quarter. We continue to explore opportunities to improve our margin in this segment."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to support our used oil re-refinery; we are unable to collect sufficient used oil to run our used oil re-refinery at full capacity; the used oil re-refinery may not generate the operating results that we anticipate; we do not realize the anticipated benefits from our acquisitions; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 29, 2012 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 71 branches serving over 79,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Thursday, October 18, 2012 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 8,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$ 46,379	$ 2,186
Accounts receivable - net	29,044	17,047
Inventory - net	26,415	21,260
Deferred income taxes	3,301	986
Income tax receivables - current	174	1,040
Other current assets	3,409	1,955
Total Current Assets	108,722	44,474
Property, plant and equipment - net	71,740	66,653
Equipment at customers - net	17,744	16,408
Software and intangible assets - net	4,424	4,469
Goodwill	1,798	1,798
Income tax receivables - noncurrent	—	254
Total Assets	$ 204,428	$ 134,056

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 18,596	$ 21,266
Accrued salaries, wages, and benefits	3,074	2,930
Taxes payable	1,310	1,121
Current maturities of long-term debt and term loan	1,678	1,053
Other accrued expenses	2,545	2,562
Total Current Liabilities	27,203	28,932
Term loan, less current maturities	18,625	19,500
Long-term debt, less current maturities	953	1,338
Contingent consideration, less current portion	580	1,027
Deferred income taxes	7,802	4,706
Total Liabilities	55,163	55,503

STOCKHOLDERS' EQUITY:
Common stock - 22,000,000 shares authorized at $0.01 par value, 18,062,091 and 14,448,331 shares issued and outstanding at September 8, 2012 and December 31, 2011, respectively	$ 181	$ 144
Additional paid-in capital	141,217	73,065
Retained earnings	7,867	5,344
Total Stockholders' Equity	149,265	78,553
Total Liabilities and Stockholders' Equity	$ 204,428	$ 134,056

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	September 8,	September 10,	September 8,	September 10,
	2012	2011	2012	2011

Revenues
Product revenues	31,348	10,919	84,505	20,670
Service revenues	30,718	26,325	90,341	77,281
Total revenues	$ 62,066	$ 37,244	$ 174,846	$ 97,951

Operating expenses
Operating costs	52,718	30,197	146,963	77,438
Selling, general, and administrative expenses	5,575	4,886	17,569	14,242
Depreciation and amortization	1,904	1,208	5,587	3,533
Loss (gain) on disposal of fixed assets - net	—	1	(3)	(11)
Operating income	1,869	952	4,730	2,749
Interest expense – net	112	9	445	23
Income before income taxes	1,757	943	4,285	2,726
Provision for income taxes	723	335	1,762	1,061
Net income	$ 1,034	$ 608	$ 2,523	$ 1,665

Net income per share: basic	$ 0.06	$ 0.04	$ 0.15	$ 0.12
Net income per share: diluted	$ 0.06	$ 0.04	$ 0.15	$ 0.11

Number of weighted average shares outstanding: basic	18,060	14,325	16,412	14,293
Number of weighted average shares outstanding: diluted	18,412	14,822	16,783	14,674

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)

(Unaudited)
For the Quarter Ended,
September 8, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 2,638	$ 28,710		$ 31,348
Service revenues	29,501	1,217		30,718
Total revenues	$ 32,139	$ 29,927	—	$ 62,066
Operating expenses
Operating costs	24,985	27,733		52,718
Operating depreciation and amortization	1,084	665		1,749
Profit before corporate selling, general, and administrative expenses	6,070	1,529	—	7,599
Selling, general, and administrative expenses	—	—	5,575	5,575
Depreciation and amortization from SG&A	—	—	155	155
Total selling, general, and administrative expenses			5,730	5,730
Loss (gain) on disposal of fixed assets - net			—	—
Operating income				1,869
Interest expense - net	—	—	112	112
Income before income taxes				1,757
Provision for income taxes	—	—	723	723
Net income				$ 1,034

For the Quarter Ended,
September 10, 2011

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 2,065	$ 8,854		$ 10,919
Service revenues	25,564	761		26,325
Total revenues	$ 27,629	$ 9,615	—	$ 37,244
Operating expenses
Operating costs	22,145	8,052		30,197
Operating depreciation and amortization	977	90		1,067
Profit (loss) before corporate selling, general, and administrative expenses	4,507	1,473	—	5,980
Selling, general, and administrative expenses	—	—	4,886	4,886
Depreciation and amortization from SG&A	—	—	141	141
Total selling, general, and administrative expenses			5,027	5,027
Loss (gain) on disposal of fixed assets - net			1	1
Operating income				952
Interest expense - net	—	—	9	9
Income before income taxes				943
Provision for income taxes	—	—	335	335
Net income				$ 608

First Three Quarters Ended,
September 8, 2012

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 7,813	$ 76,692		$ 84,505
Service revenues	86,886	3,455		90,341
Total revenues	$ 94,699	$ 80,147	—	$ 174,846
Operating expenses
Operating costs	73,053	73,910		146,963
Operating depreciation and amortization	3,195	1,956		5,151
Profit before corporate selling, general, and administrative expenses	18,451	4,281	—	22,732
Selling, general, and administrative expenses	—	—	17,569	17,569
Depreciation and amortization from SG&A	—	—	436	436
Total selling, general, and administrative expenses			18,005	18,005
Loss (gain) on disposal of fixed assets - net			(3)	(3)
Operating income				4,730
Interest expense - net	—	—	445	445
Income before income taxes				4,285
Provision for income taxes	—	—	1,762	1,762
Net income				$ 2,523

First Three Quarters Ended,
September 10, 2011

	Environmental		Corporate and
	Services	Oil Business	Eliminations	Consolidated

Revenues
Product revenues	$ 6,219	$ 14,451		$ 20,670
Service revenues	75,163	2,118		77,281
Total revenues	$ 81,382	$ 16,569	—	$ 97,951
Operating expenses
Operating costs	61,342	16,096		77,438
Operating depreciation and amortization	2,871	217		3,088
Profit (loss) before corporate selling, general, and administrative expenses	17,169	256	—	17,425
Selling, general, and administrative expenses	—	—	14,242	14,242
Depreciation and amortization from SG&A	—	—	445	445
Total selling, general, and administrative expenses			14,687	14,687
Loss (gain) on disposal of fixed assets - net			(11)	(11)
Operating income				2,749
Interest expense - net	—	—	23	23
Income before income taxes				2,726
Provision for income taxes	—	—	1,061	1,061
Net income				$ 1,665

Total assets by segment as of September 8, 2012 and December 31, 2011 were as follows (in thousands):

		September 8, 2012	December 31, 2011
Total Assets:
	Environmental Services	$ 34,895	$ 32,208
	Oil Business	79,192	67,008
	Unallocated Corporate Assets	90,341	34,840
	Total	$ 204,428	$ 134,056

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash, accounts receivable, and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Third Quarter Ended,		First Half Ended,
	(Dollars in Thousands)		(Dollars in Thousands)

	September 8, 2012	September 10, 2011	September 8, 2012	September 10, 2011

Net income (loss)	$ 1,034	$ 608	$ 2,523	$ 1,665

Interest expense - net	112	9	445	23

Provision for income taxes	723	335	1,762	1,061

Depreciation and amortization	1,904	1,208	5,587	3,533

EBITDA(a)	$ 3,773	$ 2,160	$ 10,317	$ 6,282

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670